Exhibit 10.7

Spousal Confirmation and Consent

I, 【name】 (ID card number【 】), am the legal spouse of 【name】(ID card number 【       】). I hereby unconditionally and irrevocably allow 【      】 to sign the following documents (hereinafter referred to as “trading documents”) on 【MM】【DD】, 【YY】, and agree to dispose of the shares of Goxus(Beijing) Creative and Cultural Ltd. (hereinafter referred to as “GCC”) held by 【name】and registered under his/her name in accordance with the provisions of the trading documents:

1. Share Pledge Agreement signed between Beijing Goxus International Management Consulting Ltd. (hereinafter referred to as “WFOE”) and Goxus Beijing;

2. Exclusive Purchase Contract signed between WFOE and GCC;

3. The Power of Attorney signed by 【name】;

I undertake not to claim any rights in respect of the shares of GCC held by 【name】. I further confirm that the signature, delivery and performance of the trading documents and further modification or termination of the trading documents by 【name】do not require my authorization or consent.

I undertake to sign all necessary documents and take all necessary actions to ensure that the trading documents (revised from time to time) are properly implemented.

I agree and undertake that if for any reason I acquire any shares of GCC held by 【name】, I shall be bound by the trading documents (revised from time to time) and Exclusive Business Cooperation Agreement signed between WFOE and GCC on December 23, 2018, and fulfill my obligations under the trading documents (revised from time to time) and Exclusive Business Cooperation Agreement between WFOE and GCC as a shareholder of GCC. For this purpose, once WFOE requests, I shall sign a series of written documents in the same format and with the same content as the trading documents (revised from time to time) and Exclusive Business Cooperation Agreement.

Signature:

Date: